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                  LETTERHEAD OF TIMOTHY M. HOHL COMPANY P.A.
                          CERTIFIED PUBLIC ACCOUNTANT



              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We hereby consent to the reference to our firm under the heading "Experts" in the Registration Statement appearing in the Prospectus, which is part of this Registration Statement and to the filing of our report on the financial statements of Group Long Distance, Inc. as of April 30, 1995 and 1994, and of our report on the financial statements of Second ITC Corporation as October 31, 1995, and to the as part of the Registration Statement.

/s/ Timothy M. Hohl Company P.A.
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Timothy M. Hohl Company P.A.
December 9, 1996